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                         PATRIOT SCIENTIFIC CORPORATION


                                   EXHIBIT 4.3

               Form of 6% Convertible Subordinated Promissory Note
                  due September 30, 1998 aggregating $1,500,000
             (Individual Notes differ as to date, amount and Payee)
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                                                                     EXHIBIT 4.3

         THIS INSTRUMENT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON REGULATION S THEREUNDER, AND CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, EXCEPT PURSUANT TO REGULATION S OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

                          (ALL AMOUNTS IN U.S. DOLLARS)

                         PATRIOT SCIENTIFIC CORPORATION

                   6% CONVERTIBLE SUBORDINATED PROMISSORY NOTE

                             Due September 30, 1998

      October ___, 1996                                  US$_________. 00
      Poway, California

         FOR VALUE RECEIVED, Patriot Scientific Corporation, the undersigned Delaware corporation (together with all successors, "Borrower"), hereby promises to pay to the order of

         Payee:
                           or his, her or its successors or assigns
                           (collectively, "Noteholder") at

         Address:

      or at such other address or addresses as Noteholder may subsequently designate in writing to Borrower, the full and true sum of____________ and NO/100 Dollars ($______________.00), due and payable in one (1)
      installment on or before September 30, 1998, unless sooner accelerated ("Maturity Date"), plus simple interest thereon at the rate of six percent (6.00%) per annum, in lawful monies of the United States of America. Interest shall accrue and be payable at the Maturity Date. If the Maturity Date should fall on a weekend or national holiday, payment shall be due on the following business day.

         1. Any payment shall be deemed timely made if received by Noteholder within ten (10) calendar days of the due date. Payments received shall be imputed first to late or penalty charges then due, next to interest payments then due, and next to the remaining principal balance.

         2. Borrower may not prepay the principal or any accrued interest amount due under this Note in full or in part without the prior written agreement of Noteholder.

         3. (a) The outstanding principal amount of this Note (or increments thereof of at least $50,000) and any proportionate accrued interest may, at any time and from time to time, be converted at the option of the Noteholder into fully paid, nonassessable shares of Common Stock of the Borrower, $.00001 par value per share, at the Conversion Price per share as hereinafter defined, subject to restrictions and limitations set forth herein. The Conversion Price shall be the lesser of (i) 80% of the average of the highest and lowest sale prices each day for the five trading days immediately preceding the date of conversion, but in no event shall the Conversion Price be less than $0.80 per share, or (ii) $2.00 per share. If there are no trades on any particular date, such date shall not count as one of the five trading days. The Common Stock of the Borrower into which principal is converted ("conversion shares") will not be registered under the Securities Act of 1933, as amended ("Act"), but shall be sold, issued and delivered in reliance upon Rule 903 of Regulation S under the Act.

                  (b) Certificates which are issued evidencing the conversion shares shall, unless and until removed in accordance with applicable law, bear an appropriate restrictive legend to the effect that the shares have not been


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      registered under the Act but have been offered and sold in reliance upon
      Regulation S and may not, during the applicable restricted period, be offered or sold within the United States of America or to any "U.S. Person" (as defined in Rule 902 of Regulation S).

                  (c) Conversion shall be effected by Noteholder's writing which unequivocally expresses Noteholder's intent to effect the conversion and states the amount of principal being converted (the Company shall compute the proportionate accrued interest being converted) and tender of such writing and this original Note to Borrower. Conversion shall be deemed to occur on the date such writing is presented to Borrower by fax or other means as long as the original Note is received promptly thereafter. Upon such conversion duly made, Borrower shall execute a new Note of like tenor for the balance of the principal amount of this Note not converted to common stock, and deliver such new Note and common stock to Noteholder. Borrower shall bear all expenses and charges of issuing and delivering the conversion shares.

                  (d) The conversion rate set forth in paragraph 3(a) will be subject to adjustment if the Borrower is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Borrower receive any shares of stock or other securities, or in the event of any sale or other transfer of all or substantially all of the Borrower's assets, or in case of any reclassification of Borrower's common stock. Noteholder shall be entitled, after the occurrence of any such event, to receive on conversion thereof the kind and amount of shares of stock or other securities, cash or other property receivable upon such event by a holder of the number of Common Shares into which the principal balance of this Note at such time might have been converted immediately prior to occurrence of the event. In addition, the conversion rate set forth in paragraph 3(a) of this Note will be appropriately adjusted if the Borrower's common stock is split or combined.

         4. Forced Conversion. The Company is entitled, at its option, at any time when the trading price (being the average of the highest and lowest sale price of the Company's common stock on a particular date) of the Company's common stock has equaled or exceeded US$3.75 per share for ten consecutive trading days during which market sales occurred, upon five (5) days' prior written notice ("Notice of Mandatory Conversion") to the holders of the Notes, to require the holders of the Notes to convert the amount of principal outstanding and all interest accrued under the Notes through the date of the Notice of Mandatory Conversion into fully paid and nonassessable shares of Common Stock at a conversion price of US$2.00 per share of Common Stock. The Company shall notify the holder of the Company's intent to force conversion by giving written notice to the holder by facsimile or other electronic means, if possible, with original notice to follow by two-day courier. Conversion pursuant to this Section 4 shall be effective with respect to each holder on the fifth (5th) day (the "Mandatory Conversion Effective Date") following the confirmed receipt by the holder or any other person at the holder's designated address of the original notice referred to in the preceding sentence.

                  Upon the effective date of forced conversion of a Note, the Note shall be deemed void and no longer shall constitute an obligation of the Company or evidence of an obligation, irrespective of when surrendered to the Company. This provision requires the Company to convert all principal and interest owing under all Notes outstanding at the time of forced conversion. The holder of a Note so converted shall be required to surrender the original of the forcibly converted Note as promptly as possible to the Company, which shall mark the Note "canceled" upon receipt and retain permanent custody of it. Upon the Company's receipt of the original Note, the Company shall deliver to the surrendering holder the shares of Common Stock called for by this provision.

         5. In the event that this Note is placed with an attorney for collection or that Noteholder resorts to legal process in order to enforce any rights under this Note, Borrower shall pay all reasonable costs, including attorneys' fees, thereby incurred by the Noteholder.

         IN WITNESS WHEREOF, the undersigned Borrower has executed this Promissory Note and has affixed hereto its corporate seal.

                                    PATRIOT SCIENTIFIC CORPORATION

                                    By /s/ ROBERT PUTNAM
                                       ----------------------
                                       AUTHORIZED OFFICER


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